UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                              --------------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM F-3

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                              --------------------

                          GRUPO FINANCIERO GALICIA S.A.
             (Exact name of registrant as specified in its charter)

                             GALICIA FINANCIAL GROUP
                 (Translation of Registrant's name into English)

           Argentina                                   Not Applicable
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)

                          Tte. Gral. Juan D. Peron 456
                        C1038AAJ Buenos Aires, Argentina
                               + (54-11) 4343-7528
   (Address and telephone number of Registrant's principal executive offices)
                -------------------------------------------------
                                  Gloria Moreno
                               61-21 138th Street
                               Flushing, NY 11367
                                 (718) 461-7834
           (Name, address, and telephone number of agent for service)
                -------------------------------------------------
                                   Copies to:
                                Kevin Keogh, Esq.
                                White & Case LLP
                           1155 Avenue of the Americas
                            New York, New York 10036
                                 (212) 819-8200
                -------------------------------------------------
   Approximate date of commencement of proposed sale to public: Not applicable

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |_|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|_______

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[_]_______

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                Explanatory Note

     Pursuant to a Registration Statement (the "Registration Statement") on Form F-3 (Registration No. 333-117904), Grupo Financiero Galicia S.A. ("Galicia") registered for resale under the Securities Act of 1933, as amended, 1,327,496 of its class B shares, Ps. 1.00 par value per share (the "Shares"). Pursuant to applicable contractual arrangements, Galicia's obligation to maintain the effectiveness of the Registration Statement has been satisfied. Accordingly, pursuant to Galicia's undertaking contained in the Registration Statement, Galicia is filing this Post-Effective Amendment No. 1 to the Registration Statement to remove from registration the 52,005 Shares that remain unsold under the Registration Statement as of the date of this Post-Effective Amendment
No. 1.

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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buenos Aires, in the Republic of Argentina, on November 8, 2005.

                                            GRUPO FINANCIERO GALICIA S.A.

                                            By: /s/ Pedro Richards
                                               ---------------------------------
                                               Name: Pedro Richards
                                               Title: Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on November 8, 2005:

            Signature                                      Title

*                                                Principal Executive Officer,
---------------------------------                Chairman of the Board and Chief
Antonio Garces                                   Executive Officer

/s/ Pedro Richards
---------------------------------
Pedro Richards                                   Chief Financial Officer

*
---------------------------------
Jose Luis Gentile                                Principal Accounting Officer

*
---------------------------------
Federico Braun                                   Vice Chairman and Director

*
---------------------------------
Abel Ayerza                                      Director

*
---------------------------------
Eduardo J. Zimmermann                            Director

*
---------------------------------
Silvestre Vila Moret                             Director

*
---------------------------------
Marcelo L.S. Tonini                              Director

*
---------------------------------                Authorized Representative in
Gloria Moreno                                    the United States

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

                * By: /s/ Pedro Richards
                     ---------------------------------
                     Name: Pedro Richards
                     Title: Attorney-in-fact

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